Exhibit 10.37

CONSULTING AGREEMENT

Effective Date: December 22, 2019

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into by and between Actinium Pharmaceuticals, Inc., a Delaware corporation with a business address at Actinium Pharmaceuticals, Inc., having a place of business at 275 Madison Ave, 7th Floor, New York, NY. 10016, (“API”). (the “Company”), and Nitya G. Ray, Ph.D. with a business address at 14 Baybury Court, East Hanover, NJ 07936 (“Consultant”), as of the date set forth above.

WHEREAS, the Company wishes to obtain the services of Consultant for certain purposes, and Consultant wishes to provide such services, all subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Consultant hereby agree to be legally bound as follows:

1. Services. During the Term, Consultant shall perform for the Company the consulting services described in Schedule 1 (the “Services”).

2. Compensation.

2.1 Fees for Services. In connection with the Services, the Company shall pay Consultant $250 US dollars per hour for direct project work and $125 US dollars per hour for travel time authorized by the Company.

2.2 Benefits. Consultant is not an employee of the Company and will not be entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit and welfare plan, including, without limitation, employee insurance, pension, savings and security plans as a result of his entering into this Agreement.

2.3 Expenses. The Company shall reimburse Consultant for all pre-approved, reasonable expenses that are actually incurred and necessary for the performance of Services by Consultant. Consultant shall invoice the Company for such expenses, which invoice shall include reasonable supporting documentation (such as receipts) verifying such expenses.

2.4 Taxes and Withholdings. All taxes relating to Consultant’s performance under this Agreement shall be the responsibility of Consultant. In particular, Consultant shall be solely responsible for the payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws that pertain to the compensation paid or reimbursements provided to Consultant.

3. Duties of Consultant.

3.1 Availability of Consultant. Consultant shall hold himself available to Services (a) during normal business hours, other reasonable times and such other times as the parties may agree, (b) at the Company’s offices, places the Company may request from time to time or such other places as the parties may agree.

3.2 Efforts of Consultant. Consultant shall perform Services conscientiously and in a professional manner, and devote his best efforts and abilities thereto. Consultant shall observe all policies and procedures of the Company, and such other directives as may be promulgated from time to time by the Company’s officers or board of directors.

3.3 No Conflicting Agreements. Consultant represents and warrants that Consultant is not a party to any existing agreement that would prevent Consultant from entering into and performing its obligations under this Agreement in accordance with its terms. Consultant shall not enter into any agreement that is in conflict with, or that would prohibit or impair the performance of, Consultant’s obligations under this Agreement in accordance with its terms.

3.4 Independent Contractor. Consultant understands and agrees that he is acting solely as an independent contractor of the Company in performing any of the Services and as such agrees that, at all times, Consultant is not an employee of the Company. This Agreement shall not be construed as authority for Consultant to act as the Company’s agent or in any similar capacity, nor to make commitments of any kind for the account of or on behalf of the Company, and Consultant shall not take any action suggesting otherwise.

3.5 Intentionally left blank.

3.6 Modification. Consultant agrees that, should a court determine that any provision, term or condition set forth in Sections 7.3 or 7.5 are invalid or unenforceable, the court may alter or modify any such provision, term or condition in a manner so as to protect the Company’s legitimate business interests.

3.7 Social Security Number. Consultant certifies that he will supply his correct Social Security Number or Employer Identification Number (EIN) to the Company. Consultant acknowledges that the Company will rely upon the foregoing certification in filing certain documents and instruments required by law in connection with this Agreement, including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended (or any successor form).

4. Confidentiality.

4.1 Company Confidential Information. Consultant shall hold in strict confidence, and not use, except for the benefit of the Company, and not disclose to any person or entity without written authorization of the CEO of the Company, any Confidential Information (as defined below) of the Company. “Confidential Information” means any proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to Consultant by or on behalf of the Company, either directly or indirectly, whether in writing, orally or by drawings or inspection of documents or other tangible property; provided, that Confidential Information shall not include any of the foregoing items to the extent they have become publicly known and made generally available through no act of Consultant.

4.2 Third Party Information Held by Consultant. Consultant shall not improperly use or disclose to the Company or any of its directors, officers, employees or agents, any confidential information of any current or former client or other person or entity with whom Consultant has an agreement or duty to keep such information confidential, and Consultant shall not bring onto the premises of the Company any such information in any medium unless consented to in writing by such client, person or entity.

4.3 Third Party Information Held by the Company. Consultant recognizes that the Company has received, and in the future may receive, from third parties Confidential Information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant shall hold all such information in strict confidence and not disclose it to any person or entity or use it except as necessary in carrying out Services, consistent with the Company’s agreement with such third party. For purposes of this Agreement, such third party information shall be deemed part of the Confidential Information of the Company.

4.4 Required Disclosure of Confidential Information. If Consultant is required by law or court or governmental order to disclose Confidential Information, Consultant shall give the Company prompt written notice of such requirement such that the Company shall have the opportunity to apply for a protective order, injunction or for confidential treatment of such Confidential Information.

5. Ownership of Results.

5.1 Assignment of Inventions. Consultant shall promptly make full written disclosure to the Company, shall hold in trust for the sole right and benefit of the Company, and hereby assigns, transfers and conveys to the Company, or its designee, all of Consultant’s worldwide right, title and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under patent, copyright or similar laws, that Consultant may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, in the performance of the Services or that result, to any extent, from use of the Company’s premises or property (collectively, the “Inventions”), including any and all moral rights and intellectual property rights inherent therein and appurtenant thereto, including, but not limited to, all patent rights, copyrights, trademarks, know-how and trade secrets and the rights to apply for the same (collectively, “Intellectual Property Rights”). Consultant further acknowledges and agrees that all original works of authorship that are made by Consultant (solely or jointly with others) in the performance of the Services (a “Work”) and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. However, to the extent that any Work may not, by operation of any applicable law, be a work made for hire, Consultant hereby assigns, transfers and conveys to the Company all of Consultant’s worldwide right, title and interest in and to such Work, including all Intellectual Property Rights relating thereto.

5.2 Further Assurances. Upon the request and at the expense of the Company, Consultant shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Section 5.1 or to enable the Company to secure its rights in the Inventions, Works and Intellectual Property Rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce Intellectual Property Rights in any and all jurisdictions with respect to any Inventions or Works, or to obtain any extension, validation, re-issue, continuance or renewal of any such Intellectual Property Right. Without limiting the foregoing, Consultant shall disclose to the Company all pertinent information and data with respect thereto and shall execute all applications, specifications, oaths and all other instruments which the Company deems necessary in order to apply for and obtain such rights and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Inventions, Works and any Intellectual Property Rights relating thereto. If the Company is unable for any other reason to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patent, trademark, copyright or other registration covering Inventions or Works assigned to the Company hereunder, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or trademark, copyright or other registrations thereon with the same legal force and effect as if executed by Consultant.

6. Term and Termination.

Term. The initial term of this Agreement shall begin on the Effective Date, which will be on December 22, 2018 and shall continue until March 31, 2019 (the “Term”) unless earlier terminated pursuant to this Section 6. Notwithstanding the foregoing, the Company and Consultant may agree to extend the Term of the Agreement for an additional three months until June 30, 2019 if the transition has not been properly completed.

6.1 Termination by the Company. The Company and Consultant shall have the right to terminate this Agreement on 15 days prior written notice to the other party.

6.2 Obligations. Upon termination, the Company shall have no obligation to pay Consultant any fees or expenses that accrued subsequent to (a) a breach of Consultant’s obligations hereunder, (b) the failure of Consultant to perform the Services as contemplated by this Agreement or (c) the commission of fraud upon the Company by Consultant.

6.3 Survival. The provisions of Sections 3.4, 3.5, 3.6 and Articles 4, 5, 6 and 7 shall survive the expiration or termination of this Agreement. The expiration or termination of this Agreement shall not impair any right or obligation of any party accruing prior to the effective date of such expiration or termination.

7. Miscellaneous.

7.1 Release of Claims. In consideration for the obligations of the Company set forth in this Agreement, Consultant, on behalf of himself, and his respective heirs, executors, administrators and assigns (collectively, “Employee Releasors”), as may be applicable, hereby fully and forever release the Company and its respective officers, directors, employees, agents, investors, stockholders (each of such foregoing persons who were or are acting on behalf of or at the Company’s direction), parent, subsidiary and affiliate companies, predecessor and successor companies and assigns, of and from any known or unknown claim, duty, obligation or cause of action relating to any matters of any kind that any of the Employee Releasors may possess arising from the employment relationship between Company and Consultant from the beginning of time up until and including the date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Consultant’s employment relationship with the Company and the termination of those relationships, including, without limitation Consultant’s rights to salary and benefits except as provided herein;

(b) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

(c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, and the Americans with Disabilities Act of 1990, the Older Workers Benefits Protection Act of 1990 (“OWBPA”), the Americans with Disabilities Act, the Family and Medical Leave Act, the civil whistleblower protection provisions of the Sarbanes-Oxley Act of 2002 and all other federal, state and local laws dealing with discrimination on any basis, including but not limited to sex, race, national origin, veteran status, religion, disability and age. This Agreement also includes any claim of wrongful termination, based on any legal theory including but not limited to contract and personal injury;

(d) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(e) any and all claims for attorneys’ fees and costs.

The Company and Consultant agree that the release set forth in this Section 7.2 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any payments or benefits receivable, or obligations incurred or specified under this Agreement.

7.2 Nonsolicitation. Consultant agrees that for three years he will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s officers or employees to terminate their relationship with the Company, or attempt to solicit, induce, recruit or encourage officers, employees or of the Company, either for his own benefit or for the benefit of any other person or entity. Further, Consultant agrees that he will not use any confidential or proprietary information of the Company to attempt to negatively influence any of the Company’s employees from remaining in the Company or to solicit or influence or attempt to solicit or influence any employee either directly or indirectly, to join another Company, institution or other entity in competition with the business of the Company. Consultant agrees that he will be able to earn a livelihood without violating the restrictions set forth in this Section 7.3. Further, for a period of thirty six (36) months from the date of this Agreement, he shall not attempt to negatively influence any of the Company’s client’s or customers from purchasing Company products or services or to solicit or influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

For a period of thirty six (36) months from the date of this Agreement, without the prior written consent of the Company, Consultant will not directly or indirectly (i) acquire or agree, offer, seek or propose to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”) of the assets or business or more than fifteen (15%) percent of the outstanding securities issued by the Company or any of its subsidiaries, (ii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A of the Exchange Act) to vote or seek to advise or influence in any matter whatsoever any person or entity with respect to the voting securities of the Company or any to his subsidiaries; (iii) form, join or in any way participate in a “group” (within the meaning of Section 13 (d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of his subsidiaries.

7.3 Non-Competition. During the term of this Agreement and for a period of three (3) years thereafter, Consultant shall not, either directly or indirectly, engage (as principal, partner, employee, consultant, owner, independent contractor, advisor or otherwise, with or without compensation) in any business that directly or indirectly is developing, or plans to develop, radioimmuotherapies for cancer or any other therapy related to bone marrow transplant or other programs that the company is developing (“Competing Business”). Notwithstanding the foregoing, this does not prevent Consultant from being engaged or employed with a business that has a Competing Business as part of its business, so long as you are not engaged or involved in any way in the Competing Business at such business or enterprise.

7.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail or overnight courier with tracking capabilities, as follows, or as a party may otherwise notify to the other in accordance with this Section 7 (provided that such notice of change of address or recipient shall be deemed given only when received):

If to the Company, to:	If to Consultant:

ACTINIUM PHARMACEUTICALS, INC.	Nitya G. Ray, PhD
275 Madison Ave, 7th Floor,	14 Baybury Court
New York City, New York 10016	East Hanover, NJ 07936
Attention: Principal Financial Officer

7.5 Company Property; Return. Consultant shall not remove any Company property from the Company’s premises without prior written authorization from the Company. Promptly upon the expiration or termination of this Agreement, and earlier if requested by the Company at any time, Consultant shall deliver to the Company (and shall not keep in Consultant’s possession or deliver to anyone else) all Confidential Information of the Company (including all embodiments thereof) and all software, documentation, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items, or any other work product whatsoever, developed by Consultant as part of or in connection with the Services or otherwise belonging to the Company.

7.6 Indemnification. Consultant shall indemnify the Company for all costs, fees (including reasonable attorney’s fees), expenses, losses and other damages arising from (a) any injury to person or damage to property caused by Consultant and (b) any breach of this Agreement by Consultant.

Company shall indemnify the Consultant for all costs, fees (including reasonable attorney’s fees), expenses, losses and other damages arising from (a) any injury to person or damage to property caused by Company and (b) any breach of this Agreement by Company.

7.7 Assignment; No Third Party Beneficiaries. The Company may assign this Agreement without the prior written consent of Consultant. Consultant hereby acknowledges and agrees that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties hereto or their respective successors and permitted assigns, any benefits, rights or remedies.

7.8 Governing Law, Jurisdiction and Attorney Fees. This Agreement shall be governed by and interpreted in accordance with laws of the state of New York without giving effect to any conflict of laws provisions. Each party consents to the jurisdiction and venue of the state and federal courts, as applicable, located in the State of New York, Manhattan County.

7.9 Equitable Relief. Consultant agrees that the limitations on its ability to solicit the Company’s employees and customers as set forth in Section 3.5 are reasonably necessary to protect the Company’s legitimate business interests. Consultant acknowledges that such limitations will not constitute or cause it or the Principal any undue hardship. Consultant further agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 3, 4 and 5 of this Agreement, and that a breach of such covenants could cause serious and irreparable injury to the Company. Accordingly, the Company shall have available, in addition to any other right or remedy available to it, the right to obtain an injunction from a court of competent jurisdiction restraining such a breach (or threatened breach) and to specific performance of any such Section. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of specific performance.

7.10 Entire Agreement, Amendment and Waiver. This Agreement (including the schedules hereto and any Work Orders) is the sole agreement between Consultant and the Company with respect to the Services and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and the Company. No waiver of any rights under this Agreement shall be effective unless in writing signed by the party to be charged. A waiver of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

7.11 Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

7.12 Headings. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the Effective Date.

ACTINIUM PHARMACEUTICALS, INC.	Nitya G. Ray, PhD

/s/ Sandesh Seth	/s/ Nitya G. Ray
Authorized Signature	Authorized Signature

Name: Sandesh Seth
Title: Chairman and CEO

This Agreement is to be executed in duplicate.

Please return one fully executed copy to the Company at the address above.